Exhibit 99.1

Unilife Corporation Announces Financial Results

For Fiscal Year 2013 First Quarter

*    *    *

York, PA (November 8, 2012) Unilife Corporation (“Unilife” or “Company”) (NASDAQ: UNIS; ASX: UNS) today announced financial results for the quarter ended September 30, 2012, (the first quarter of Fiscal Year 2013).

Recent Highlights:

•

The continued expansion of the Unilife proprietary portfolio of innovative, differentiated device technologies with the addition of the LISA Reusable Auto-Injector, the Unilife Depot-Ject™ platform for implanting a drug depot and the Unilife Ocu-Ject™ platform for the injection of microliter sized doses.

•

The scheduled expansion of the commercial development team with several additional key hires that strengthen the position of Unilife to serve the unmet and emerging needs of a growing network of new and prospective pharmaceutical and biotechnology customers.

Mr. Alan Shortall, CEO of Unilife, said, “All fundamental areas of the Unilife business remain fully on track. Our commercial pipeline continues to strengthen in both size and scope. Discussions are advancing favorably with a significant number of pharmaceutical customers, many of whom are targeting at least one of our devices for use with several of their injectable therapies. The recent expansion of our commercial development team and strong exhibition at the PDA Universe of Prefilled Syringes Conference in Las Vegas should help to underline the favorable market perception Unilife continues to generate across the pharmaceutical market for injectable drug delivery systems.

“With many negotiations regarding commercial supply contracts and clinical development agreements now at an advanced status, we look forward to generating attractive, incremental and long-term revenue streams. I expect shareholders should have reason to be pleased with our flow of agreements throughout Fiscal Year 2013 and beyond,” Mr. Shortall concluded.

Financial Results for Three Months Ended September 30, 2012

Revenues for the three months ended September 30, 2012 were $0.7 million compared to $2.1 million for the same period in 2011. During the three months ended September 30, 2011, the Company recognized revenue of $1.4 million related to the completion of the final milestone under its industrialization program with Sanofi. The Company’s net loss for the three months ended September 30, 2012 was $12.5 million, or $0.16 per share, compared to a net loss of $9.7 million, or $0.16 per share, for the same period in 2011. The increase in the net loss was primarily attributable to the decrease in revenue and an increase in research and development expenses related to the development of the Company’s portfolio of injectable drug delivery systems.

Adjusted net loss for the three months ended September 30, 2012 was $9.1 million, or $0.12 per share, compared to $6.5 million, or $0.11 per share, for the same period in 2011. Adjusted net loss excludes non-cash share-based compensation expense, depreciation and amortization and interest expense. Unilife had $20.9 million of total cash, including restricted cash, as of September 30, 2012.

Unilife Corporation
250 Cross Farm Lane, York, PA 17406	T + 1 717 384 3400	F + 717 384 3401	E info@unilife.com	W www.unilife.com

Conference Call Information

Management has scheduled a conference call for 4:30 p.m. U.S. EST on Thursday, November 8, 2012 (Friday, November 9, 2012 at 8:30 a.m. AEDT), to review the Company’s financial results, market trends and future outlook. The conference call and accompanying slide presentation will be broadcast over the Internet as a “live” listen only Webcast. An archive of the presentation and webcast will be available for 30 days after the call. To listen, please go to: http://ir.unilife.com/events.cfm.

About Unilife Corporation

Unilife Corporation (NASDAQ:UNIS / ASX: UNS) is a U.S. based developer and commercial supplier of injectable drug delivery systems. Unilife collaborates with pharmaceutical and biotechnology companies seeking innovative, differentiated devices that can enable or enhance the delivery of injectable drugs and vaccines supplied in either a liquid stable or lyophilized form. The Unifill syringe, the world’s first and only prefilled syringe with fully integrated safety features, sits at the leading edge of this diversified portfolio. In addition to prefilled and hypodermic safety syringes with automatic, user-controlled needle retraction, Unilife has other proprietary technology platforms including drug reconstitution delivery systems, auto-injectors, auto-infusion pump systems and specialized devices for targeted organ delivery. Unilife’s global headquarters and state-of-the-art manufacturing facilities are located in York, PA. For more information on Unilife, please visit www.unilife.com

Forward-Looking Statements

This press release contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K and those described from time to time in other reports which we file with the Securities and Exchange Commission.

Non-GAAP Financial Measures

U.S. securities laws require that when we publish any non-GAAP financial measure, we disclose the reason for using the non-GAAP measure and provide reconciliation to the most directly comparable GAAP measure. The presentation of adjusted net income (loss) and adjusted net income (loss) per share are non-GAAP measures. Adjusted net income (loss) represents net income (loss) calculated in accordance with U.S. GAAP as adjusted for the impact of share-based compensation expense, depreciation and amortization and interest expense.

Management believes the presentation of adjusted net income (loss) and adjusted net income (loss) per share provides useful information because these measures enhance its own evaluation, as well as investor’s understanding, of the Company’s core operating and financial results. Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of net income (loss) to adjusted net income (loss) is included in the attached table.

General: UNIS-G

Investor Contacts (US):	Analyst Enquiries	Investor Contacts (Australia)
Todd Fromer / Garth Russell	Lynn Pieper	Jeff Carter
KCSA Strategic Communications	Westwicke Partners	Unilife Corporation
P: + 1 212-682-6300	P: + 1 415-202-5678	P: + 61 2 8346 6500

(Tables Below)

UNILIFE CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited)

	September 30, 2012	June 30, 2012
	(in thousands, except share data)
Assets
Current Assets:
Cash and cash equivalents	$18,458	$11,410
Restricted cash	2,400	2,400
Accounts receivable	1,111	1,042
Inventories	207	212
Prepaid expenses and other current assets	463	676

Total current assets	22,639	15,740
Property, plant and equipment, net	51,568	52,514
Goodwill	13,002	12,734
Intangible assets, net	33	34
Other assets	1,280	1,286

Total assets	$88,522	$82,308

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$2,198	$2,399
Accrued expenses	2,231	2,209
Current portion of long-term debt	6,729	5,655
Deferred revenue	2,651	2,595

Total current liabilities	13,809	12,858
Long-term debt, less current portion	20,919	23,110
Deferred revenue	2,038	2,595

Total liabilities	36,766	38,563

Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized as of September 30, 2012; none issued or outstanding as of September 30, 2012 and June 30, 2012	—	—
Common stock, $0.01 par value, 250,000,000 shares authorized as of September 30, 2012; 81,844,749 and 75,849,439 shares issued, and 81,816,079 and 75,820,769 shares outstanding as of September 30, 2012 and June 30, 2012, respectively	818	758
Additional paid-in-capital	232,601	212,326
Accumulated deficit	(185,131)	(172,634)
Accumulated other comprehensive income	3,608	3,435
Treasury stock, at cost, 28,670 and 28,670 shares as of September 30, 2012 and June 30, 2012, respectively	(140)	(140)

Total stockholders’ equity	51,756	43,745

Total liabilities and stockholders’ equity	$88,522	$82,308

UNILIFE CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited)

	Three Months Ended September 30,
	2012	2011
	(In thousands, except per share data)
Revenues:
Industrialization and development fees	$—	$1,440
Licensing fees	663	672
Product sales and other	29	18

Total revenues	692	2,130
Cost of product sales	59	74

Gross profit	633	2,056

Operating expenses:
Research and development	4,738	4,298
Selling, general and administrative	6,577	6,183
Depreciation and amortization	1,223	993

Total operating expenses	12,538	11,474

Operating loss	(11,905)	(9,418)
Interest expense	616	283
Interest income	(24)	(30)
Other expense, net	—	34

Net loss	$(12,497)	$(9,705)

Net loss per share:
Basic and diluted net loss per share	$(0.16)	$(0.16)

UNILIFE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Measure

(unaudited)

	Three Months Ended September 30,
	2012	2011
	(In thousands, except per share data)
Net loss	$(12,497)	$(9,705)
Share-based compensation expense	1,555	1,900
Depreciation and amortization	1,223	993
Interest expense	616	283

Adjusted net loss	$(9,103)	$(6,529)

Adjusted net loss per share - diluted	$(0.12)	$(0.11)

# # #